Exhibit 99.1

CubeSmart Announces Pricing of Public Offering of $250 Million of 4.80% Senior Unsecured Notes Due 2022

WAYNE, PA — (Marketwire) — 06/19/12 — CubeSmart (NYSE: CUBE), a self-administered and self-managed real estate investment trust focused on self-storage facilities, announced today that its operating partnership, CubeSmart, L.P. (the “Operating Partnership”), has priced an underwritten public offering of $250 million of 4.80% senior unsecured notes due July 15, 2022.  The notes were priced at 99.855% of the principal amount to yield 4.818% to maturity. The notes are fully and unconditionally guaranteed by CubeSmart.  The offering is expected to close on June 26, 2012, subject to customary closing conditions.

The net proceeds from this offering are expected to be approximately $247.5 million after deducting underwriting discounts and estimated transaction expenses. The Operating Partnership intends to use the net proceeds to reduce outstanding borrowings under its unsecured revolving credit facility and for general corporate purposes, which may include acquisitions, investments in joint ventures and repayment or repurchase of other indebtedness.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acted as joint book-running managers for the offering. PNC Capital Markets LLC acted as the lead manager, RBS Securities Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. acted as senior co-managers and BMO Capital Markets Corp. and RBC Capital Markets, LLC acted as junior co-managers for the offering.

The offering is being made only by means of a prospectus and related prospectus supplement, copies of which, when available, may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-800-294-1322 or by emailing dg.prospectus_requests@baml.com; or from Wells Fargo Securities, LLC by calling 1-800-326-5897 or by emailing cmclientsupport@wellsfargo.com.  An effective registration statement is on file with the Securities and Exchange Commission (SEC), and a copy of the prospectus and related prospectus supplement will also be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust. CubeSmart owns or manages 476 self-storage facilities across the United States and operates the CubeSmart Network, which consists of approximately 850 additional self-storage facilities.  The Company plans to exceed Customer expectations by adding more personalized services and technology to some of the best storage spaces around.

CubeSmart services include storage customization, logistics services, comprehensive moving services, organizational services, and office amenities. The Company’s self-storage facilities are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the 2011 Self Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the U.S.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. For example, the fact that this offering has priced may imply that this offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Company Contact:

CubeSmart

Daniel Ruble

Vice President, Investor Relations

610-293-5700